Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “First Amendment”), dated as of May 30, 2024, to the employment agreement (the “Employment Agreement”), dated May 26, 2023, by and between MariaDB USA, INC. (the “Company”) and Paul O’ Brien (the “Executive”), an individual. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

WITNESSETH:

WHEREAS, the Executive has determined to rescind its notice of non-renewal of the Employment Agreement as of March 12, 2024, and hereby accepts continued employment with the Company, subject to the terms and conditions of the Employment Agreement, contingent upon the Company’s agreement to replace the existing Section 2 of the Employment Agreement with the alternative proposed by the parties in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this First Amendment, the Company and Executive hereby agree as follows:

1. Amendment to the Employment Agreement. Section 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“2. Term.  As used herein, the phrase the employment term (the “Employment Term”) refers to the entire period of employment of Executive by the Company hereunder, commencing on the Effective Date. The Executive’s employment with the Company shall be on an “at-will” basis, nothing in this Employment Agreement shall alter Executive’s at-will status with the Company, and either party may terminate the Employment Agreement subject to the terms and conditions set forth herein.”

2. Alternative Dispute Resolution; Governing Law; Consent to Jurisdiction. Sections 20 and 21 of the Employment Agreement are incorporated by reference herein, mutatis mutandis.

3. Entire Agreement; Counterparts. This First Amendment contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. Except as amended by this First Amendment, the Employment Agreement shall continue in full force and effect. Neither this First Amendment nor the Employment Agreement may be amended except by an instrument in writing signed on behalf of the Company and Executive. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4. Effectiveness. This First Amendment shall become legally binding upon its execution by each of the parties and effective retroactive to May 26, 2024.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement as of the date first above written.

MARIADB USA INC.

/s/ Conor McCarthy
Name: Conor McCarthy
Title: Chief Financial Officer

PAUL O’ BRIEN

/s/ Paul O’Brien
Name: Paul O’Brien
Title: Individual